Acknowledgement and Acceptance of Special Servicer

June 24, 2025

BY EMAIL:

Barclays Commercial Mortgage Securities LLC, as Depositor

745 Seventh Avenue

New York, New York 10019

Email: RRcmbs@barclays.com

Situs Holdings, LLC,

as Special Servicer

101 Montgomery Street, Suite 2250

San Francisco, California 94104

Attention: Curt Spaugh

E-mail: curtspaugh@situsamc.com

Wilmington Trust, National Association,

as Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – BBCMS 2016-ETC

Email: CMBSTrustee@wilmingtontrust.com

Trimont LLC,

as Servicer

Commercial Mortgage Servicing

550 S. Tryon Street, Suite 2400

Charlotte, North Carolina 28202

Attention: BBCMS 2016-ETC Asset Manager

Email: trimont.commercial.servicing@cms.trimont.com

Wells Fargo Bank, National Association

c/o Computershare Trust Company, National Association as Agent

as Certificate Administrator and Custodian

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services – BBCMS 2016-ETC

Email:

TrustAdministrationGroup@computershare.com

!NACCTCMBSBondAdmin@computershare.com

RE: Acknowledgement and Acceptance of Special Servicer;

BBCMS 2016-ETC Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-ETC

Ladies and Gentlemen:

Reference is made to that certain Trust and Servicing Agreement (the “TSA”), dated as of August 1, 2016, between Barclays Commercial Mortgage Securities LLC, as Depositor, Trimont LLC as successor to Wells Fargo Bank, National Association, as Servicer, Situs Holdings, LLC (“Situs”) (successor-in-interest to AEGON USA Realty Advisors, LLC), as Special Servicer, Wells Fargo Bank, National Association, Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee, relating to the BBCMS 2016-ETC Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-ETC. Reference is further made to that certain Amended and Restated Co-Lender Agreement (the “Co-Lender Agreement”) dated as of September 6, 2016, by and among Wilmington Trust, National Association, solely in its capacity as Trustee in Trust for Holders of BBCMS 2016-ETC Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-ETC (Note A-1-A Holder, Note A-2-A Holder, Note B-1 Holder and Note B-2 Holder), Barclays Bank PLC (Note A-1-B-1 Holder, Note A-1-B-2 Holder and Note A-1-B-3 Holder), and Morgan Stanley Bank, N.A. (Note A-2-B Holder). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the TSA and the Co-Lender Agreement, respectfully.

Pursuant to Section 7.1(e) of the TSA and Section 7 of the Co-Lender Agreement, the undersigned hereby agrees with all the other parties to the TSA that the undersigned shall serve as Special Servicer under, and as defined in, the TSA. The effective date (the “Effective Date”) of the appointment of the undersigned

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as Special Servicer shall be the date hereof. The undersigned hereby agrees to assume and perform punctually, as of the Effective Date, all of the responsibilities, duties and liabilities of the Special Servicer under the TSA that arise on and after the Effective Date. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.5(b) of the TSA mutatis mutandis with all references to “Agreement” in Section 2.5(b) of the TSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the TSA, with the following corrections with respect to type of entity and jurisdiction of organization: Torchlight Loan Services, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Delaware. The undersigned further represents and warrants that it satisfies all of the eligibility requirements applicable to special servicers set forth in the TSA and the Co-Lender Agreement, including that it is a Qualified Replacement Special Servicer, and that all requirements and preconditions for the appointment of the undersigned as Special Servicer have been satisfied.

Torchlight Loan Services, LLC’s address for notices pursuant to Section 11.4 of the TSA is as follows:

Torchlight Loan Services, LLC 90 Park Avenue, 20th Floor

New York, New York 10016

Attention: William A. Clarkson

E-mail: wclarkson@torchlight.com

[Remainder of page intentionally left blank; signature page follows]

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Sincerely,

TORCHLIGHT LOAN SERVICES, LLC

By: /s/ Daniel Greenholtz

Name: Daniel Greenholtz Title: Authorized Signatory

By: /s/ William A. Clarkson

Name: William A. Clarkson Title: Authorized Signatory